Fund 377 Putnam Discovery Growth Fund December 31, 2004 annual report

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1Class A	0.00
	Class B	0.00
	Class C	0.00

72DD2Class M	0.00
	Class Y	0.00

73A1	Class A	0.00
	Class B	0.00
	Class C	0.00

74A2	Class M	0.00
	Class Y	0.00

74U1	Class A	49,522
	Class B	41,398
	Class C	4,394

74U2	Class M	2,756
	Class Y	1,252
	Class R	0.00

74V1	Class A	16.12
	Class B	15.07
	Class C	15.55

74V2	Class M	15.44
	Class Y	16.19
	Class R	16.12